Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors and Stockholders
Local.com Corporation
We consent to the incorporation by reference in the registration statements (No. 333-145633, No. 333-120638, and No. 333-127810, 333-151414) on Form S-8 and the registration statements (No. 333-148617, No. 333-147494, No. 333-145580, No. 333-141890, No. 333-129539) on Form S-3 of Local.com Corporation of our report dated March 30, 2009, appearing in the Annual Report on Form 10-K of Local.com Corporation for the year ended December 31, 2008.
/s/ HASKELL & WHITE LLP
Irvine, California
March 30, 2009